June 11, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

We have read the statements made by Medtainer, Inc. under Item 4.01 of its Form 8-K dated June 11, 2019. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours

/s/Prager Metis CPA’s LLC